                                                                  EXHIBIT (e)(4)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

                                      LAST CONTINUED/
           NAME OF FUND              APPROVED BY BOARD      REAPPROVAL DATE
----------------------------------    -----------------   ----------------------
ING Growth Opportunities Fund        August 20, 2002     September 1, 2003
ING MidCap Opportunities Fund        August 20, 2002     September 1, 2003
ING MidCap Value Fund                August 20, 2002     September 1, 2003
ING Principal Protection Fund        August 20, 2002     September 1, 2003
ING Principal Protection Fund II     August 20, 2002     September 1, 2003
ING Principal Protection Fund III    August 20, 2002     September 1, 2003
ING Principal Protection Fund IV     August 20, 2002     September 1, 2003
ING Principal Protection Fund V      August 20, 2002     September 1, 2003
ING Principal Protection Fund VI     November 22, 2002   September 1, 2004
ING Principal Protection Fund VII*   November 22, 2002   September 1, 2004
ING Real Estate Fund                 August 20, 2002     September 1, 2003
ING Research Enhanced Index Fund     August 20, 2002     September 1, 2003
ING SmallCap Opportunities Fund      August 20, 2002     September 1, 2003
ING SmallCap Value Fund              August 20, 2002     September 1, 2003

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of April 3, 2003.

ING EQUITY TRUST                              ING FUND DISTRIBUTOR,LLC

-s- Robert S. Naka                            -s- Michael J. Roland
----------------------------                  ----------------------------------
Name: Robert S. Naka                          Name: Michael J. Roland
Title: Senior Vice President                  Title: Executive Vice President

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* This Amended Schedule A to the Underwriting Agreement will be effective with respect to the Fund upon the effective date of the initial post-effective amendment to the Trust's Registration Statement with respect to the Fund.